EXHIBIT 99.1

AirToken Notice and Claim Form

Under the terms and conditions of the Settlement Order with the United States Securities and Exchange Commission (the "SEC Order"), the Company is notifying all persons and entities that purchased AirTokens from the Company before and including October 5, 2017 (the "AirToken ICO") of their potential claims under Section 12(a) of the Securities Act. These potential claims include the right, upon returning the AirToken, to recover the amount you originally paid for the AirToken plus interest, or, in the event you sold the AirToken at a loss, the amount you lost plus interest. All claims will be valued and paid in U.S. Dollars, based upon U.S. Dollar value of the consideration paid at the time of the AirToken purchase. The Company is establishing a process by which we will pay the amount due under Section 12(a) of the Securities Act to any person or entity that purchased AirTokens from us during the AirToken ICO.

If you purchased AirTokens in the ICO and determine to proceed with our claims process:

•

Complete the Claim Form below and submit the required supporting documentation.

•

In the event you currently hold AirTokens that you purchased in the ICO, tender such AirTokens to the Company and you will receive the amount, in U.S. Dollars, you paid for such AirTokens, plus interest from the date of purchase.

•

In the event you sold AirTokens that you purchased in the ICO at a loss, you will receive the amount, in U.S. Dollars, of your net loss from selling the AirTokens (the amount you paid for the AirTokens minus the amount you received when selling them), plus interest from the date of sale(s).

Please be advised that any claim made pursuant to this process may have income tax and/or capital gains tax implications. The Company cannot provide tax advice and encourages claimants to consult appropriate tax and accounting advisors.

The SEC Order requires the Company to obtain – and report to the SEC – a monthly report of the claims received and the claims paid under our claims process, including (a) identifying information about each claimant; (b) the amount of each claim; (c) the resolution of each claim, including the amount of each payment; (d) identification of all claims not paid and the reasons for all non-payment of claims; and (e) a list of all complaints received and how the Company addressed each complaint. The Company will also provide the SEC with any related additional information or documentation reasonably requested by the SEC, such as documentation submitted by the Claimant and documentation supporting the Company's decision regarding the claim. In response to any objections by the SEC to the Company's handling of one or more claims, the Company will reconsider its decision(s) in light of the objection and will provide a written explanation to the SEC of its decision following reconsideration. This information may be shared with other government agencies.

Pursuant to the SEC Order, this notice also advises you that you have the right to sue "to recover the consideration paid for such security with interest thereon, less the amount of any income received thereon, upon the tender of such security, or for damages if [the purchaser] no longer owns the security."

The claims period will expire on [to be provided on the Distribution Date] (the "Expiration Date"). A completed AirToken Claim Form and all required supporting documentation must be mailed to the following address and received by the Expiration Date: AirToken Claims Administrator, P.O. Box XXXX, Boston, Massachusetts 02116.

All Completed AirToken Claim Forms that are received before the Expiration Date will be reviewed and processed in accordance with the terms and provisions set forth herein and the SEC Order. Claimants will receive a written response within three months of the Expiration Date.

COMPLETED AIRTOKEN CLAIM FORMS AND SUPPORTING DOCUMENTATION

MUST BE RECEIVED NO LATER THAN [TO BE PROVIDED ON THE DISTRIBUTION DATE]

CLAIMS RECEIVED AFTER THAT DATE WILL NOT BE PROCESSED

AirToken Claim Form

Section 1: Claimant Identifying Information

This section requests information concerning the identity of the Claimant. This information must match identically to the information provided to AirFox in connection with the purchase of AirTokens in the ICO.

1.

Name: _________________________________________________________________________________

2.

Physical Address: _________________________________________________________________________

3.

Email Address: ___________________________________________________________________________

4.

Phone Number: __________________________________________________________________________

5.

Government ID Type and Number: ___________________________________________________________

Section 2: Claimant AirToken Information

This section requests information concerning your purchase of AirTokens and your cryptocurrency wallets:

1.

Wallet address Claimant used to transfer consideration to AirFox and into which AirFox deposited

AirTokens: ______________________________________________________________________________

2.

Transaction ID (the txhash) of transfer of consideration to AirFox: __________________________________

3.

Transaction ID (the txhash) of AirTokens to Claimant: ____________________________________________

4.

Number of AirTokens Purchased in the ICO: ___________________________________________________

5.

Any Bonus AirTokens Obtained in the ICO: _____________________________________________________

6.

Number of AirTokens Purchased in the ICO that Claimant Holds Today: ______________________________

7.

Number of AirTokens Purchased in the ICO that Claimant Sold at A Loss: _____________________________

a.

Name of the Exchange on which AirTokens were sold: ______________________________________

b.

Date of Sale(s) of AirTokens: __________________________________________________________

c.

Price(s) at which AirTokens were sold at a loss: ___________________________________________

d.

Transaction IDs: ____________________________________________________________________

e.

Wallet address to which Claimant transferred AirTokens: ___________________________________

Section 3: Claimant Financial Institution Information For Payment of U.S. Dollars

This section requests information to allow AirFox to make rescission payments for approved claims. Alternatively, payments may be made via check, sent to the mailing address provided by the Claimant:

1.

Name of Financial Institution: _______________________________________________________________

2.

Mailing Address of Financial Institution: _______________________________________________________

3.

ABA Routing Number: _____________________________________________________________________

4.

Bank Account Number: ____________________________________________________________________

For all approved claims, AirFox may make a small trial deposit ("Trial Deposit") to the account identified in this Section 3. Claimant may be required to confirm the amount of the Trial Deposit before AirFox will make the full rescission payment.

Section 4: Supporting Documentation That Must Be Submitted

Claimant must submit documentation establishing that she/he is the original purchaser of AirTokens in the ICO and that the Claimant continues to hold the AirTokens or sold AirTokens at a loss. In addition to this AirToken Claim Form, the following documentation must be submitted:

1.

Copy of government-issued photo identification referenced in Section 1.

2.

If Claimant holds AirTokens today in a wallet different from the wallet into which AirTokens were deposited in the ICO, documents establishing that Claimant is the owner of the wallet in which AirTokens are held today.

3.

If Claimant sold AirTokens at a loss, all documents establishing that the AirTokens were sold in an arms- length transaction to an unaffiliated third-party, on the date and at the price specified in Section 2. This documentation includes, but is not limited to, transaction IDs.

4.

Copy of a cancelled check or account statement establishing Claimant as the owner of the financial institution account identified in Section 3. This information will not be required if Claimant elects to receive their payment via check, mailed to their physical address.

The completed AirToken Claim Form and all required supporting documentation must be mailed to the following address and received by the Expiration Date: AirToken Claims Administrator, P.O. Box XXXX, Boston, Massachusetts 02116.